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                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                                      ----------

TIMOTHY B. MATZ           Telephone:  (202) 347-0300        JEFFREY D. HAAS
STEPHEN M. EGE           Facsimile:   (202) 347-2172        KEVIN M. HOULIHAN
W. MICHAEL HERRICK                                          KENNETH B. TABACH
GERARD L. HAWKINS                                           PATRICIA J. WOHL
NORMAN B. ANTIN                                             JEFFREY R. HOULE
JOHN P. SOUKENIK*                                           SCOTT H. RICHTER
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL                                              ------------
PHILIP ROSS BEVAN                                           OF COUNSEL
HUGH T. WILKINSON
                                                            ALLIN P. BAXTER
                            February 25, 1997               JACK I. ELIAS

                                                            SHERYL JONES ALU

*NOT ADMITTED IN D.C.

Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, Ohio  45212

    Re:  Registration Statement on Form S-8
         61,015 Shares of Common Stock

Gentlemen:

    We are special counsel to Fidelity Financial of Ohio, Inc., an Ohio corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 61,015 shares of common stock, par value $.10 per share ("Common Stock"), to be issued upon the exercise of stock options and/or appreciation rights (referred to as "Option Rights") granted pursuant to the Corporation's 1992 Stock Incentive Plan ("Incentive Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Incentive Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding and issued Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

    For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Incentive Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the


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conformance in all respects of copies to originals.  Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Incentive Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Incentive Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Incentive Plan, when issued and sold pursuant to the Incentive Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Incentive Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                  By: /s/ Jeffrey D. Haas
                                       Jeffrey D. Haas, a Partner

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